EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-248107) on Form S-3 and (Nos. 333-160039, 333-181168, 333-181170, 333-203736, 333-223260, 333-229875, 333-231051 and 333-234361) on Form S-8 of Broadwind, Inc. of our report dated February 25, 2021, relating to the consolidated financial statements of Broadwind, Inc., appearing in this Annual Report on Form 10-K of Broadwind, Inc. for the year ended December 31, 2020.

/s/ RSM US LLP

Chicago, Illinois

February 25, 2021